STOCK PLEDGE AGREEMENT

THIS AGREEMENT (this "Agreement"), dated as of October 22, 2007, between Christopher F. Tirotta, MD, MBA having an address at 3168 Inverness, Weston, FL 33332 ("Pledgor"), and Gols Associates Inc. having an address at 86 Wheatley Road, Old Westbury, New York 11568("Pledgee").

WITNESSETH:

WHEREAS, concurrently herewith Pledgee is lending to American Scientific Resources, Inc., a Nevada Corporation ("ASFX") the sum of Two Hundred Sixty Two Thousand and Five Hundred ($262,500.00) Dollars, as evidenced by a Promissory Note between Pledgee and ASFX of even date herewith (the "Note"); and

WHEREAS, in order to induce Pledgee to make said loan, Pledgor has agreed to pledge to Pledgee, as security for the loan, One Million Two Hundred Seven Thousand Five Hundred and Ten (1,207,510) shares of stock of ASFX representing approximately 4.4% of the issued and outstanding shares of ASFX (the "Shares").

NOW THEREFORE, in consideration of the above premises, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Pledge Of The Shares. Pledgor hereby pledges the Shares to Pledgees to secure the full and prompt payment all principal and interest due or to become due under the aforesaid Note.

2. Pledgor's Representations And Warranties. Pledgor hereby represents and warrants to Pledgee that:

(a) There are no restrictions upon the transfer of any of the Shares, other than may appear on the face of the certificates, and Pledgor has the right to transfer the Shares free of any encumbrance without the consent of any person or entity. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which Pledgor is a party or by which Pledgor may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Pledgor.

(b) Pledgor has the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents.

(c) Pledgor is the legal and equitable owner of the Shares, free and clear of all security interests, liens, claims and encumbrances of every kind and nature.

3. **Protection Of The Shares.** Pledgor shall defend the title to the Shares against all claims and demands whatsoever. Pledgor shall keep the Shares free and clear of all liens, charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Shares. Upon request by Pledgees, Pledgor shall furnish further assurances of title, execute any further instruments and do any other acts necessary to effectuate the purposes and provisions of this Agreement. Pledgor shall not sell, exchange, assign, transfer or otherwise dispose of the Shares, and shall not pledge, encumber, hypothecate, mortgage, create a lien on or security interest in the Shares, without the prior written consent of Pledgees in each instance.

During the term of this Agreement, and so long as there has not occurred an Event of Default, Pledgor shall have the right to vote the Shares on all corporate questions, and Pledgees shall execute due and timely proxies in favor of Pledgor to that end. During the term of this Agreement and prior to payment in full of the debt due under the Note, Pledgor may not, and ASFX may not, amend the certificate of incorporation of ASFX and/or authorize the issuance of additional shares of ASFX.

In the event that during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Corporation, all new, substituted and additional Shares or other securities issued by reason of any such change immediately shall be assigned and delivered by Pledgor to Pledgee and shall be held by Pledgees pursuant to this Agreement.

In the event that during the term of this Agreement any warrants or other rights or options shall be issued in connection with the Shares, such warrants, rights and options immediately shall be assigned and delivered by Pledgor to Pledgee and shall be held by Pledgees pursuant to this Agreement.

4. **Default.** The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

(a) If ASFX shall default in the payment of any principal or interest due under the Note; or

(b) If Pledgor shall fail to pay, perform or observe any covenant, agreement, term or provision of this Agreement; or

(c) If any representation, warranty or other statement of fact herein or in any writing, certificate, report or statement at any time furnished to Pledgees pursuant to or in connection with this Agreement or the Note shall be knowingly or reasonably should have been knowingly, false or misleading in any material respect; or

(d) If Pledgor shall: admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or

conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if Pledgor shall be adjudged bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Pledgor or of the whole or any substantial part of the property of Pledgor or approves a petition filed against Pledgor seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Pledgor or the whole or any substantial part of their property; or if there is commenced against Pledgor any proceeding for any of the foregoing relief; or if Pledgor by any act indicates its consent to, approval of, or acquiescence in any such proceeding; or

(e) If Pledgor or any guarantor or surety of the Note shall die or cease to exist; or

(f) If all or any part of the Shares shall be sold, transferred or assigned, or shall be further encumber-hypothecated, mortgaged, or made subject to any other lien or security interest, without the prior written consent of Pledgees.

5. **Rights And Remedies.** Pledgee shall have all rights and remedies provided by and in effect in the State of New York on the date hereof.

In addition to, or in conjunction with, or substitution for such rights and remedies, Pledgees may at any time after the occurrence of an Event of Default hereunder:

(a) sell or otherwise dispose of all or any part of the Shares, in Pledgor's name or in its own name, or in the name of such party as Pledgees may designate, either at public or private sale (at which Pledgees shall have the right to purchase), for cash or for credit, and in such manner and upon such other terms as Pledgees, in its sole discretion, may deem advisable;

(b) execute and deliver documents of title as attorney-in-fact for and in the name of Pledgor;

(c) apply for an injunction to restrain a breach or threatened breach of this Agreement by Pledgor.

Pledgor shall be liable for, and shall reimburse to Pledgees, all expenses, including reasonable attorneys' fees, incurred or paid in connection with establishing, perfecting, maintaining, protecting or enforcing any of Pledgees rights and remedies hereunder.

6. **Cumulative Rights.** All rights, remedies and powers granted to Pledgees herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

7. **Release Of The Shares.** Upon payment in full of the Note and any other sums due Pledgees hereunder, Pledgees shall deliver to Pledgor the Shares.

8. **Notices.** All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses herein above set forth, or at such other addresses as the parties may designate in writing. Pledgor shall immediately notify Pledgee of any change in the address of Pledgor or discontinuance of the place of business or residence of Pledgor.

9. **Modification And Waiver.** No modification or waiver of any provision of this Agreement, and no consent by Pledgees to any breach thereof by Pledgor, shall be effective unless such modification or waiver shall be in writing and signed by Pledgees, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in Such writing. No course of dealing between Pledgor and Pledgee in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. All such rights and remedies shall continue unimpaired, notwithstanding any delay, extension of time, renewal, compromise or other indulgence granted with respect to the Note. Pledgees hereby shall receive all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Pledgor expressly had agreed thereto in advance. The aforesaid Note may be negotiated by Pledgees, without releasing Pledgor.

10. **Applicable Law.** This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement. Pledgor covenants and agrees to execute and deliver to Pledgees on demand such additional assurances, writings and instruments as may be required by Pledgees for purposes of effectuating the intent of this Agreement. The captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement. The gender and number used in this Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

11. **Benefit.** This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Pledgees may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Pledgor, to the payment and performance of the Note and agreements of Pledgor hereunder and to all of the rights and remedies of Pledgees hereunder, and Pledgor shall assert no claims or defenses Pledgor may have against Pledgees against the assignee.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



____

Christopher F. Tirotta. MD, MBA

GOLS ASSOCIATES, INC.

BY: ___________________________
Mira Goldin